Exhibit 10.3
October [__], 2022

[Name of employee]

Re:    Amendment to Confidentiality Agreement, Severance Benefit Agreement and Change of Control Agreement

Dear [Name of employee]:

As you know, you have entered into the following agreements with SPX Corporation (“SPX Corporation”): (1) a Confidentiality and Non-Competition Agreement, dated as of [_______ __], 20[__] (the “Confidentiality Agreement”); (2) a Severance Benefit Agreement, dated as of [_______ __], 20[__] (the “Severance Benefit Agreement”); and (3) a letter agreement, dated as of [_____ __], 20[__], providing certain benefits to you upon a “Change of Control,” as defined therein (the “Change of Control Agreement” and, together with the Confidentiality Agreement and the Severance Benefit Agreement, the “Agreements”).

On August 15, 2022, SPX Corporation assigned to SPX Enterprises, LLC (“SPX Enterprises”), and SPX Enterprises assumed, all of SPX Corporation’s rights and obligations under the Agreements (the “Assignment”) and you became an employee of SPX Enterprises. Later on August 15, 2022, pursuant to the Agreement and Plan of Merger, dated as of August 11, 2022 (the “Merger Agreement”) by and among SPX Corporation, SPX Technologies, Inc. (the “Parent”), which is the direct parent corporation of SPX Enterprises, and SPX Merger, LLC (“SPX LLC”), SPX Corporation merged (the “Merger”) with and into SPX LLC, with SPX LLC surviving the Merger. As a result of the Merger, each share of common stock of SPX Corporation was converted into a share of common stock of the Parent, which became listed on the New York Stock Exchange and is traded under the symbol “SPXC.”

SPX Enterprises requests that you enter into this letter agreement (this “Amendment”) to document certain ministerial amendments to the Agreements as a result of the Merger as provided herein and to memorialize your acknowledgement of the Assignment. Accordingly, by entering into this Amendment, you hereby acknowledge of the Assignment and, in recognition of the assumption by SPX Enterprises of the obligations under the Agreements ascribed to SPX Corporation, you hereby release SPX LLC, as the corporate successor to SPX Corporation, from any and all obligations under the Agreements. In addition, you and SPX Enterprises hereby agree as follows:

1.    Confidentiality Agreement. The Confidentiality Agreement is hereby amended to replace the term “SPX Corporation” with “SPX Enterprises, LLC” wherever such term is used in the Confidentiality Agreement; provided, however, that the term “SPX Corporation” as used in Section 14 of the Confidentiality Agreement shall be replaced with the phrase “SPX Enterprises, LLC or SPX Technologies, Inc.”

2.    Severance Benefit Agreement. The Severance Benefit Agreement is hereby amended as follows:

(a)except as otherwise provided herein, wherever used in the Severance Benefit Agreement, (i) the term “SPX Corporation” is replaced with “SPX Enterprises, LLC” and (ii) the term “SPX Corporation 2002 Stock Compensation Plan” is replaced with “SPX 2002 Stock Compensation Plan”;

(b)as used in Sections 2(e), 2(f), 3 and 21, the term “the Company” shall include both SPX Enterprises, LLC and SPX Technologies, Inc. and either of them;

(c)as used in Section 2(k), (i) the term “the Company’s Board of Directors” is replaced with “the Board of Directors of SPX Technologies, Inc.” and (ii) the term “the Company” is replaced with “the Company or SPX Technologies, Inc.”;

(d)as used in Section 4(c), the term “the Company” is replaced with “the Company or any of its affiliates”; and

(e)as used in Section 9, the phrase “13320-A Ballantyne Corporate Place” is replaced by “6325 Ardrey Kell Road, Suite 400”.

3.    Change of Control Agreement. The Change of Control Agreement is hereby amended as follows:

(a)except as otherwise provided herein, wherever used in the Change of Control Agreement, (i) the term “SPX Corporation” is replaced with “SPX Enterprises, LLC” and (ii) the term “SPX Corporation 2002 Stock Compensation Plan” is replaced with “SPX 2002 Stock Compensation Plan”;

(b)wherever used in the Change of Control Agreement, the phrase “the Company and its shareholders” is replaced with “the Company, SPX Technologies, Inc. and its shareholders”;

(c)wherever used in the Change of Control Agreement, the phrase “Board of Directors of the Company” is replaced with “Board of Directors of SPX Technologies, Inc.”;

(d)wherever used in the Change of Control Agreement, the phrase “Change of Control of the Company” is replaced with “Change of Control”;

(e)as used in Sections 3(c), 3(d) and 20, the term “the Company” shall include both SPX Enterprises, LLC and SPX Technologies, Inc. and either of them;

(f)as used in Sections 4(b)(v), 4(b)(vi) and 19, the term “the Company” is replaced with “the Company or SPX Technologies, Inc.”;

(g)as used in Sections 4(b)(viii) and 10, the term “its subsidiaries” is replaced with “its affiliates”; and

(h)as used in Section 8, the phrase “13320-A Ballantyne Corporate Place” is replaced by “6325 Ardrey Kell Road, Suite 400”.

4.    Third-Party Beneficiary. SPX LLC, as the corporate successor to SPX Corporation, is an intended beneficiary of the acknowledgment, release and agreements set forth in this Amendment.

Further, you and SPX Enterprises acknowledge and agree that the SPX 2002 Stock Compensation Plan (f/k/a SPX Corporation 2002 Stock Compensation Plan), as amended (the “Plan”), was amended by the Merger Agreement, effective on August 15, 2022, to (i) substitute “SPX Technologies, Inc.” for “SPX Corporation,” including in the definition of “Change of Control” in Section 2.1(c) of the Plan and (ii) confirm that neither the Merger nor any of the transactions contemplated under the Merger Agreement constituted a “Change of Control” under the Plan.

Except as otherwise expressly amended by this Amendment, the Agreements will otherwise remain in full force and effect in accordance with their terms.

Kindly indicate your acknowledgment and agreement to the provisions set forth in this Amendment by signing below and returning a copy to me.

Sincerely,

SPX ENTERPRISES, LLC

By:    ______________________________
[Name of officer]
[Title of officer]

ACKNOWLEDGED AND AGREED TO:

______________________________
[Name of employee]